EXHIBIT 10.6

LEASE AGREEMENT

THIS INDENTURE of lease agreement (the "Lease"), dated this _________ day of April, 2011, by and between MERRILL INDUSTRIAL CENTER, INC., a Florida corporation (the "Landlord"), and Random Source, Inc., a Florida corporation (the "Tenant"), with an address at 3400 S.W. 26 Terrace, A-8, Dania, Florida 33312.

I - PREMISES AND COMMON AREAS

Landlord hereby leases to Tenant and Tenant hires and accepts from Landlord, the premises located at Building A, a portion of Space No. 7 and all of Space No. 8, containing approximately 6,962 square feet, together with all privileges, appurtenances and amenities thereto (hereinafter referred to as the "Premises" or "Demised Premises") as outlined in red on the floor plan(s) attached hereto as Exhibit "A" in the building having the street address of 3400 S.W. 26 Terrace, Dania, Florida 33312 (the "Building") (said Building, together with the land on which it is located and all other improvements thereon being called the "Industrial Center"), for the term, the rent, and subject to the conditions and covenants hereinafter provided.

The term "Common Areas" shall be defined herein to mean all areas and facilities outside the Premises and within the exterior boundary line of the Industrial Center that are provided and designated by Landlord from time to time for the general non- exclusive use of Landlord, Tenant and of other tenants of the Industrial Center and their respective employees, suppliers, shippers, customers and invitees, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas.

II - TERM

The term of this Lease (the "Term or Initial Term") shall commence on June 1, 2011 (the "Commencement Date") and end on July 31, 2014.

III-RENT AND ADDITIONAL RENTAL

3.1  The Tenant shall pay to the Landlord annual base rent ("Base Rent"), as provided below, and CAM charges (subject to adjustments as provided herein) plus applicable sales tax, in monthly installments, on the first day of each and every month beginning on the first day of June, 2011, and on the first day of each month thereafter, without demand, the same being hereby waived and without any setoff or deduction whatsoever, for the duration of this Lease, according to the following schedule:

TERM	ANNUAL BASE RENT	MONTHLY BASE RENT	MONTHLY CAM

June 2011 – July 2011	$0.00	$0.00	$2,117.61
August 2011 – July 2012	$26,107.56	$2,175.63	$2,117.61
August 2012 – July 2013	$27,151.80	$2,262.65	$2,117.61
August 2013 – July 2014	$28,265.76	$2,355.48	$2,117.61

Please note that the foregoing monthly CAM charges are an estimate only.

3.2  Landlord hereby acknowledges receipt from Tenant of the first month’s Base Rent, CAM and sales tax in the amount of Four Thousand Five Hundred Fifty and 83/100 Dollars ($4,550.83). Subject to Article XXXIII below, Landlord also acknowledges receipt from Tenant of a security deposit (the “Security Deposit”) in the amount of Four Thousand Five Hundred and 00/100 Dollars ($4,500.00).

3.3  Interest at the annual rate of fourteen percent (14%) per annum will be charged, as additional rent, retroactive to the first day of the month for rents not paid by the tenth (10th) day of the calendar month.  Tenant agrees to pay to Landlord any applicable sales, use or excise tax imposed or levied against any rent or other payment made by Tenant (but not income tax) which may be imposed or levied by any governmental agency.

3.4 All payments of rent or additional rent shall be paid to Landlord at the following address:  c/o Berger Commercial Realty Corp., 1600 SE 17th Street Causeway, Suite 200, Fort Lauderdale FL. 33316.  Landlord may change the location for payment of rent from time to time by providing notice to Tenant as required under Paragraph XXX.

3.5 If Landlord shall make any expenditure for which Tenant is liable under this Lease, or if Tenant shall fail to make any payment due under this Lease, the amount thereof shall be deemed "additional rent" and shall be due with the next succeeding installment of rent. For the nonpayment of any "additional rent", Landlord shall have the same remedies and rights that Landlord has for the nonpayment of Base Rent.

3.6  Commencing with the calendar year 2011 during which the Term of this Lease commences, and for each calendar year thereafter or part thereof during the Term of this Lease, Tenant shall pay Tenant's Proportionate Share of Operating Expenses (sometimes also herein referred to as “CAM”), plus applicable sales tax, accrued within the Term, as more specifically defined below.  Provided however, notwithstanding anything to the contrary contained in this Lease, the listing of any expenses or costs or the listing of any services under this Article shall not mean that Landlord shall be required to provide any such services or incur any such costs, and any such services or the incurrence of any such costs shall be within the sole and absolute discretion of Landlord. Notwithstanding the provisions of this paragraph, all CAM, except Real Estate Taxes, Insurance, utilities and other non-controllable CAM, shall be capped at an annual increase of no more than five percent (5%).

3.7  For the purposes hereof:

3.7.1 "Operating Expenses" shall mean any or all bona fide expenses incurred by Landlord in connection with the operation of the Common Areas of the Industrial Center. Operating Expenses shall include, but not be limited to:

(a) The operation, repair and/or maintenance of the following:  (i) the Common Areas, including but not limited to parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping bumpers, irrigation systems, Common Area lighting facilities, fences and gates; (ii) Tenant directories; (ii) Fire detection systems including sprinkler system maintenance and repair; and (iv) the Building's exterior walls and roof;

(b) Salaries, wages, and fringe benefits for employees of Landlord engaged in the operation and maintenance of the Building or Industrial Center;

(c) Payroll taxes, workmen's compensation, uniforms and dry cleaning for the employees of Landlord engaged in the operation and maintenance of the Building or the Industrial Center;

(d) The cost of all charges for steam, heat, ventilation, air-conditioning and water or other utility service (including sewer rental) furnished to the Common Areas of the Industrial Center, together with any taxes on any such utilities;

(e) The cost of all charges for all insurance obtained by Landlord (all such insurances obtained by Landlord to be determined within Landlord’s sole and absolute discretion) with respect to the Common Areas, including but not limited to casualty, liability, property damage, flood, workmen’s compensation and loss of rents insurance;

(f) The reasonable cost of all building and cleaning supplies and charges for common telephone services for the Industrial Center (such as telephone service for superintendents or supervisors of the Building);

(g) The cost of charges for management of the Industrial Center;

(h) Cleaning service and trash removal contracts with respect to the Industrial Center;

(i) The cost of all charges for electricity (including any taxes thereon) furnished to the Common Areas of the Industrial Center;

(j) Ad Valorem, non-Ad Valorem taxes and/or other taxes (including but not limited to real and/or personal) and special and/or extraordinary governmental assessments against the Industrial Center or any portion thereof(including but not limited to the Demised Premises), and/or against Landlord's personal property used in connection with the operation and maintenance of the Common Areas of the Industrial Center, included within this Subparagraph 3.7.1.(j) shall be non-payment of the items described under this Subparagraph 3.7.1.(j) for previous years or portions thereof that Tenant occupied the Premises;

(k) The cost of policing and security protection , if Landlord chooses to obtain(although at the time of the execution of this lease, Landlord has not employed any such policing or security protection and it is within Landlord’s sole discretion whether or not to employ any policing and/or security protection);

(l) Any attorney's fees, costs or other litigation expenses arising out of or relating to litigation involving any portion of the Industrial Center excluding such fees, costs or expenses relating to enforcing or defending against tenant leases;

(m) The cost to Landlord of asset management; and

(n) Subject to Paragraph 3.12 below, an amount set aside by Landlord for reserves for capital expenditures such as: roof replacement, repaving, replacement of any systems, including but not limited to electrical, plumbing, sewer, etc., and/or as required to comply with any municipal or state requirement, code or ordinance.

3.7.2  Operating Expenses shall not include as an Operating Expense:

(a) Expenses for repairs or other work occasioned by fire or other casualty reimbursed by insurance proceeds;

(b) Leasing and other Commissions;

(c) Depreciation on the Industrial Center, the Building or equipment therein, interest or amortization payments on any mortgage or mortgages and rental under any ground or underlying leases;

(d) Wages, salaries or other compensation paid to any employee of Landlord not engaged in the operation of the Building or to any executive employee of Landlord;

(e) Any expenses for work performed under a work letter or similar agreement (whether oral or written) relating to the Premises or to other tenants' premises;

(f)  Except as otherwise provided in Subparagraph 3.7.1.(n) above and 3.12 below, repairs, replacement and other expenditures which are properly characterized as capital expenditures;

(g) Repairs and rebuilding necessitated by condemnation;

(h) Expenses of redecorating and renovating space for existing or new tenants;

(i)           Except as otherwise provided in Subparagraph 3.7.1.(n) above and 3.12 below, costs of remodeling or upgrading any mechanical, plumbing, electrical, sewer, water or other system in the Industrial Center.

3.7.3 "Operational Year" shall mean each calendar year during the Term of this Lease or any partial calendar year in the event the term commences or terminates on a date other than the first day or last day of a calendar year respectively.

3.7.4 "Tenant's Proportionate Share" shall mean a fraction; the numerator of which is the square feet of the Premises specified under Article I above and the denominator of which is all the total square feet of all the completed buildings having a Certificate of Occupancy or temporary Certificate of Occupancy constructed in the Industrial Center (excluding any area used for the parking of automobiles).

3.8 Within ninety (90) days after the expiration of any Operational Year, Landlord shall furnish to Tenant a written detailed statement of the Operating Expenses incurred for such Operational Year (the "Operating Statement").  Such Operating Statement shall set forth Tenant's Proportionate Share for such Operational Year.  Tenant shall pay to Landlord, as additional rent, Tenant's Proportionate Share of the Operating Expenses for such Operational Year within thirty (30) days of receipt by Tenant of the Operating Statement.  Tenant may, at such reasonable time mutually determined by Landlord and Tenant, verify the books and records of Landlord to confirm the Operating Statement.

3.9  Landlord and Tenant acknowledge that Landlord shall be incurring Operating Expenses on a monthly basis but it is impossible to determine, in advance, the exact amount of Operating Expenses that will be incurred by Landlord.  Therefore, Tenant covenants and agrees to pay, monthly, simultaneously with the payment of Base Rent and as additional rent, the sum of $3.60 per square foot as Tenant's estimated share (the "Estimated Share") of Operating Expenses for the remainder of 2011.

Thereafter, Tenant's Estimated Share of Operating Expenses for each subsequent Operational Year, which Tenant shall pay monthly, shall be one-twelfth (1/12th) of  Tenant's ProportionateShareof Operating Expenses forthepreviousOperationalYear.Ifan Operational Statement has not been delivered to Tenant prior to January1ofany Operational Year, Tenantshallpay(orbe credited), with the next monthly payment of Base Rent after receipt of the Operating Statement, the new Tenant's Estimated Share plus the difference (or credit) between the new Tenant's Estimated Share and the amount actually paid by Tenant for those months Tenant did not pay the new Estimated Share for such Operational Year. If the Operating Statement furnished by Landlord to Tenant pursuant to Subsection3.8 attheendofthe then OperationalYear shall indicatethat Tenant's EstimatedShare ofOperatingExpenses exceeded Tenant's ProportionateShareofOperatingExpenses, Landlord shall remit such excess to Tenant within thirty (30) days. If such Operating Statement furnished by Landlord to Tenant shall indicate that theTenant'sProportionate Share ofOperating Expenses exceeded Tenant's Estimated Share of Operating Expenses for the then Operational Year, Tenant shall forthwith pay, within thirty (30) days of receipt by Tenant of the Operating Statement, the amount of such excess of Landlord.

3.10 Additional rent or credit due by reason of the provisions of this Section for the final months of this Lease is due and payable even though such additional rent or credit may not be calculated until subsequent to the termination date of this Lease. The Operating Expenses for the calendar year during which the Lease commences or terminates shall be prorated according to that portion of the said calendar year that this Lease was actually in effect.

3.11 "Lease Year", as used herein, means in the first instance the twelve (12) month period commencing with the first day of the calendar month next succeeding the Commencement Date of the Term of this Lease (unless such Commencement Date is on the first day of a calendar month, in which event, the period shall commence on the Commencement Date) and ending twelve (12) months thereafter. Thereafter, "Lease Year" shall mean each succeeding twelve (12) month period.

3.12 [Intentionally Omitted]

IV - USE OF PREMISES

4.1 Tenant shall use and occupy the Premises only for office, distribution and warehousing/storage and other lawful uses incidental to Tenant's operations.  In the event the Tenant uses the Premises for purposes not expressly permitted herein or for any unlawful purpose, such non permitted use shall constitute an event of Tenant's default hereunder.

4.2 Except as provided in Exhibit C, Tenant hereby agrees to accept the Premises in “as is”“with all faults” condition.

V - VEHICLE PARKING

5.1 Tenant shall be entitled to not morethatits Proportionate Share (as defined above) of vehicle parking spaces located onthefront sideofthePremises,unreservedand unassigned, on those portions of the Common Areas designated by Landlord from time to time for parking. Said parking spaces shall be used only for parking by vehicles no larger than full size passenger automobiles or pick-up trucks, herein called "Permitted Size Vehicles."Vehicles other than Permitted Size Vehicles are herein referred to as "Oversized Vehicles."Tenant may utilize their dock-well only for purposes of parking any Oversized Vehicle. ParkingspacestobeusedbyTenant shall be inreasonable proximity to Tenant's space, and those parking spaces closest to Tenant's space shall not be assigned exclusively to any other tenant without Tenant's prior written consent.

5.2   (a)  Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, Agents, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities, which are set forth on Exhibit "A" attached hereto.

(b)  If Tenant permits or allows any of the prohibited activities described in this Article V, then Landlord shall have the right without notice, in addition to such other rights and remedies that it may have to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand of Landlord, and be deemed to be additional rent.

VI - COMMON AREAS

6.1  Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, during the Term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Industrial Center set forth in Exhibit B attached hereto.  Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas.  Any such storage shall be permitted only by the prior written consent of Landlord or Landlord's designated agent, which consent may be exercised in Landlord's sole discretion and revoked at any time. In the event that any unauthorized storage shall occur then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Tenant, which cost shall be immediately payable upon demand of Landlord, as additional rent.

6.2  Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce uniform and nondiscriminatory rules and regulations with respect thereto.  Tenant agrees to abide by and conform to all such rules and regulations, and to cause its employees, suppliers, shippers, customers, and invitees to so abide and conform.  Landlord shall not be responsible to Tenant for the non-compliance with said rules and regulations by any person, including but not limited to any other tenants of the Industrial Center.

6.3  Provided that Tenant is not unreasonably disturbed in its possession and enjoyment of the Premises, Landlord shall have the right, in Landlord's sole discretion, from time to time:

6.3.1    To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, egress, direction of traffic, landscaped areas and walkways;

6.3.2    To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

6.3.3    To designate other land outside the boundaries of the Industrial Center to be a part of the Common Areas;

6.3.4    To add additional buildings and improvements to the Common Areas or the Industrial Center or any portion thereof;

6.3.5    To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Industrial Center or any portion thereof;

6.3.6    To change the arrangement or location of the Common Areas and/or the name or number of any building (including the Building) and/or remodel or alter same;

6.3.7    To do and perform such other acts and make such other changes, in, to or with respect to any portion of the Common Areas and/or the Industrial Center as Landlord may deem to be appropriate, including but not limited to closing any part or all of the Common Areas to prevent an unwarranted taking of property.

6.4  Landlord shall at all times provide the parking facilities required by applicable law.

VII - SERVICES

7.1  Unless attributable to the negligence of Tenant or any of Tenant’s agents, employees, officers, suppliers, partners, members, shippers, managers, customers, permitted assignees, permitted sub- Tenants, contractors, directors, shareholders, visitors or invitees (collectively, “Tenant’s Agents”), in which event Tenant agrees to repair or replace (as Landlord shall determine), Landlord will keep in good condition and repair the foundations, exterior walls, structural condition of interior bearing walls, and roof of the Building and Premises, as well as the parking lots, walkways, driveways, landscaping (as Landlord shall determine), fences, if any, Landlord signs, if any, and utility installation of the Common Areas, if any, and all parts thereof and utility lines outside of the Premises.  Except as specifically provided above under this Paragraph 7.1, Landlord shall not be required to maintain, repair or replace any item of the Premises, including but not limited to the windows, doors, or plate glass of the Premises or any matter relating to plumbing, electrical or any other service.

7.2 The only services offered by Landlord are those indicated. If no indication appears, Landlord shall not offer any services whatsoever.

7.3  Subject to Paragraphs 7.1 and 7.2 above, Landlord shall have no obligation to make repairs known exclusively by Tenant under this Article VII until Landlord's receipt of written notice from Tenant of the need for such repairs.

7.4  Landlord shall not be liable for damages or loss of any kind or nature by reason of Landlord's failure to furnish any Common Area services which Landlord is liable to furnish hereunder when such failure is caused by accident, strikes, lockout, or other labor disturbances, or disputes of any character, or by any other cause beyond the reasonable control of Landlord or caused directly or indirectly by Tenant or any of Tenant’s Agents.

7.5  Landlord reserves the right to interrupt, curtail or suspend the services required to be furnished by Landlord under this Lease as is reasonable when the necessity therefor arises by reason of emergency, or when required by any law, order or regulation of any Federal, State, county or Municipal authority, or for any other cause beyond the reasonable control of Landlord. Landlord shall use due diligence to complete all required repairs or other necessary work as quickly as possible so that Tenant's inconvenience resulting therefrom may not be unreasonable as circumstances will permit.  For so long as Landlord is not in default hereunder after notice and applicable cure period, no diminution or abatement of rent or other compensation shall or will be claimed by Tenant as a result therefrom, nor shall this Lease or any of the obligations of Tenant, except as aforesaid, be affected or reduced by reason of such interruption, curtailment or suspension.

7.6  Tenant acknowledges and agrees that the Premises shall be individually and separately metered for electricity. As a result thereof, Tenant covenants and agrees to pay any and all charges incurred in relation to electrical consumption in the Premises including but not limited to any and all costs of deposits.  All such charges are payable to the local utility company and not the Landlord.

7.7 Tenant agrees to keep and maintain in good working condition the air conditioning equipment servicing the Premises and keep in force a standard maintenance agreement with certified air conditioning company acceptable to Landlord and MUST provide a copy of same Landlord on an annual basis. Provided that Tenant has in full force and effect a standard HVAC maintenance agreement and the HVAC unit requires repair and/or replacement during the initial term of this Lease Term, Landlord shall repair or replace the HVAC unit in its sole discretion.

VIII - FLOOR LOAD; NOISE

8.1  Tenant shall not place a load upon any floor of the Demised Premises which exceeds the load per square foot which such floor was designed to carry or which is allowed by law.

8.2 Business equipment belonging to Tenant which causes noise, vibration or any other nuisance that may be transmitted to the structure or other portions of the Building or to the Demised Premises which are objectionable to Landlord, or which interfere with the use or enjoyment by other tenants of their premises or the public portions of the Industrial Center, shall be placed and maintained by Tenant, at Tenant's cost and expense, in settings of cork, rubber or spring type vibration eliminators sufficient to eliminate noise and/or vibrations. In the event that such noise or vibration cannot be eliminated, Tenant shall be required to remove the offending business equipment from the Demised Premises at its sole cost and expense.

IX - TENANT TO TAKE GOOD CARE OF PREMISES

9.1  Tenant shall keep the Premises in a clean, safe and sanitary condition and shall permit no waste or injury to occur to the Premises, Building or Industrial Center or to any fixtures therein or thereon, or to any additions, alterations or improvements thereto.  Tenant shall not store or place any materials or other obstructions in the Common Areas or the Industrial Center.  All damage including damage to the Demised Premises, the Building or the Common Areas, caused directly or indirectly by Tenant's negligence, or by that of any Tenant’s Agents, shall be repaired promptly by Tenant at its sole cost and expense, but subject to the terms of this Lease, so that the Premises or the Building or other damaged property is restored to a good order and condition.  In the event that the Tenant fails to comply with the foregoing provisions, the Landlord shall have the option to make all necessary repairs at Tenant's cost and expense, the same to be added to and be payable with the next monthly installment of rent, as additional rent.

9.2  Tenant will not allow, permit, or cause any mechanic's lien or liens, or other liens or encumbrances of any nature, to be placed upon the Demised Premises or any portion of the Industrial Center during the Term hereof. In the event Tenant does so allow, permit, or cause any such lien or encumbrances to be placed upon or recorded against the Demised Premises in violation hereof, Tenant shall promptly pay same or transfer the lien to bond. If default in payment or in transfer to bond thereof shall continue for thirty (30) days after the filing of said lien, the Landlord shall have the right and privilege, at Landlord's option, of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much additional indebtedness and rent hereunder due from Tenant to Landlord and shall be added to and be payable with the next monthly installment of rent, as additional rent.

X - COMPLIANCE WITH DIRECTIVES OF AUTHORITIES

Tenant shall, at its own cost and expense, promptly execute and comply with all present or future rules, regulations, laws and orders of all public authorities which are or may become applicable to Tenant's business conducted at the Premises and/or its occupancy or use thereof.  Tenant waives any claim against Landlord for any expense or damage resulting from compliance with any of the said rules, regulations, laws or orders. If Tenant receives any notice of violation, Tenant shall give prompt notice thereof to Landlord. Except as otherwise provided herein, the Tenant is not responsible to make any structural changes to the building unless attributable directly or indirectly to acts or negligence of Tenant of Tenant’s Agents.

XI - ALTERATIONS AND IMPROVEMENTS

11.1 Tenant shall have no right to construct any improvements, alterations or additions, in, on or to the Demised Premises, without the Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed.  If the proposed improvements, alterations or additions will adversely alter the character of, or diminish the value, or the possible uses of, or the usable square footage within, the improvements currently upon the Demised Premises, the refusal of the Landlord to consent thereto will not be considered unreasonable. All work done by or for the benefit of Tenant shall be performed in good workmanlike manner and all materials furnished shall be in first class and new condition.  All improvements, alterations, and additions in or to the Demised Premises shall become part of the Demised Premises at the time of completion of construction. Upon termination of this Lease, or of Tenant's right to possession of the Demised Premises, all improvements, alterations and additions constructed by Tenant pursuant hereto, shall remain Landlord's property and shall remain upon the Demised Premises, all without compensation, allowance or credit to the Tenant. Unless Tenant is in default, in which case Tenant shall not be entitled to remove same, the above shall not apply with respect to movable furniture and trade fixtures put in by or at the expense of Tenant, the damage from any removal of same shall be repaired at Tenant's sole cost and expense.  At the expiration or sooner termination of the Term of this Lease, Landlord reserves the right to require Tenant, within Landlord’s sole and absolute discretion, upon demand in writing, to remove all fixtures and additions, improvements, decorations or installations with respect to the Premises and to restore the Premises to a good and orderly condition, reasonable wear and tear and casualty excepted.  Tenant agrees to restore the Premises immediately upon the receipt of such demand in writing at its own cost and expense in accordance with the terms hereof and agrees in case of its failure to do so, that Landlord may do so and immediately collect the cost thereof from Tenant.

11.2 As a condition precedent to Landlord's consent to the making by Tenant of alterations, decorations, installations, additions or improvements to the Demised Premises in excess of $5,000.00 (i.e. during one time or in the aggregate, during the Term of this Lease), Tenant agrees to obtain, and deliver to Landlord, a full and complete set of architectural drawings and specifications for prior approval by Landlord, written and unconditional waivers of mechanics liens upon the Industrial Center, for all work, labor and services to be performed and materials to be furnished in connection with such work, signed by all contractors, subcontractors, materialmen and laborers to become involved in such work.  Notwithstanding the foregoing, if a mechanic's lien is filed against the Demised Premises, or the Building, or the Industrial Center, for work claimed to be done for, or materials claimed to have been furnished to Tenant, it shall be discharged by Tenant within thirty (30) days thereafter, at Tenant's expense, by filing the bond required by law or payment or otherwise. Landlord shall not be liable for any failure of any Building facilities or services (including, but not limited to, the air-conditioning and ventilating equipment in the Demised Premises installed by Landlord) caused by the alterations, installations, and/or additions made by Tenant and Tenant shall repair any such installation as may be in need of repair. Upon Tenant's failure to comply with this Paragraph, Landlord may take such action as may be required (including but not limited to transferring any lien to bond) and charge Tenant for the cost thereof.  All sums due Landlord, pursuant to the provisions of this Article, shall be deemed additional rent and shall be paid by Tenant promptly upon being billed therefor. Tenant agrees to cooperate with Landlord, if Landlord requests, to file a short form Memorandum of Lease containing a provision thereunder that no mechanic’s liens shall be permitted to be filed on any part of the Industrial Center property.

11.3 Prior to commencing any work pursuant to the provisions of either this Article or pursuant to the provisions of this Lease, Tenant shall furnish to Landlord:

11.3.1  Copies of all governmental permits and authorizations which may be required in connection with the work to be done by Tenant.

11.3.2  A certificate evidencing that Tenant (or Tenant's contractors and subcontractors) has (have) procured workmen's compensation insurance or any other types of insurances as Landlord may reasonably require covering all persons employed in connection with the work.

11.3.3   Such additional personal injury and property damage insurance or any other types of insurances as Landlord may reasonably require because of the nature of the work to be done by Tenant.

XII - INSPECTION, EXAMINATION AND ENTRY

After reasonable (i.e., at least 24 hours) notice except in the case of an emergency, Landlord and Landlord's agents shall have the right to enter the Premises at all reasonable hours to examine same, and workmen may enter at any time when authorized by Landlord or Landlord's agents to make such repairs, alterations or improvements in the Building as Landlord may in its sole discretion deem necessary or desirable.

Employees of Landlord and Landlord's agents shall be permitted to enter the Premises by passkey at all reasonable times. Landlord may display "For Rent" signs upon the Premises when deemed appropriate by Landlord during the last six (6) months of the Term of this Lease.  At the commencement of and throughout the Term of the Lease, Tenant shall deliver to Landlord the key to each door located in the Premises. In case of emergency, Landlord may enter the Premises through the services of a locksmith.

XIII - NO LIABILITY AND INDEMNIFICATION

13.1 Tenant shall not hold Landlord liable for any latent defect in the Building (including the Demised Premises) or the Industrial Center. Except for damage or loss to Tenant resulting from Landlord's gross negligence or willful misconduct, Landlord shall not be liable for any failure of water supply, electric current, heating or air-conditioning, or any other service; nor for the injury or damage to person or property caused by fire or theft or by the elements or by other tenants or persons in the Industrial Center, or resulting from the operation of heating or air- conditioning or lighting apparatus, or from falling plaster, or from steam, gas, electricity, water, rain, or dampness, which may leak or flow from any part of the Building, or from the pipes, appliances, or plumbing work of the same, or from any other place; nor for damages resulting from the acts or omissions of Tenant, or any of Tenant's Agents or other occupants of the Building.  Nor shall Landlord be liable for any loss or damage that Tenant may sustain by reason of the closing or darkening of any of the windows in the Premises through the erection of a new building or any addition to the Building or otherwise, and the same shall not constitute a constructive eviction.  All goods or property or personal effects stored or placed by the Tenant in or about the Industrial Center shall be at the sole risk of the Tenant.

13.2 Except for claims, fines, demands or causes of action arising from Landlord's gross negligence or willful misconduct, Tenant shall defend, indemnify and save Landlord harmless, and does agree to defend, indemnify and save Landlord harmless, of and from all fines, claims, demands and causes of action of every nature whatsoever arising or growing out of or in any manner connected with Tenant's occupation or use of the Premises, Building, and Common Areas, and every part thereof by Tenant and by any of Tenant’s Agents, including without limiting the generality of the foregoing, any claims, demands and causes of action for personal injury and/or property damage, and said indemnification shall extend to every nature whatsoever which may be made upon, sustained or incurred by Landlord by reason of any breach, violation or non- performance of any term, covenant or condition hereof on the part of Tenant, or by reason of any act or omission on the part of Tenant and/or any of any Tenant’s Agents. Tenant agrees that this indemnification shall further extend to all costs incurred by Landlord in any legal or administrative proceeding, including reasonable attorney's fees, both at the trial and appellate levels.

13.3 Except for claims, proceedings, costs, losses or damages arising directly or indirectly from Tenant's and/or any of Tenant’s Agents acts, negligence or willful misconduct, Landlord shall defend, indemnify and hold Tenant harmless from any and all claims, proceedings, costs, losses or damages, resulting to or incurred by Tenant by reason of any material violation of law by Landlord, willful malicious or tortuous acts of Landlord, any breach of this Lease by Landlord, or the gross negligence of Landlord or Landlord's agents and employees within the scope of their agency or employment respectively.

XIV - DAMAGE BY FIRE OR OTHER CASUALTY

Subject to the following sentences and to the last sentences of this Article, if, through no act, fault or negligence of Tenant or any of Tenant’s Agents, the Premises shall be partially damaged by fire or other casualty, the damage shall be repaired by Landlord within ninety (90) days, and the rent, until such repairs are made, shall be apportioned according to the portion of the Premises which are still usable.  If the Premises and/or any portion of the Industrial Center shall be partially or totally damaged by fire or other casualty and such damage is caused, directly or indirectly, by the act, fault or negligence of Tenant or any of Tenant’s Agents, the damage shall be repaired by Tenant, subject to the terms hereof, and the rent shall not abate as to any portion of the Premises and/or the Lease. If the damage shall be so extensive as to render the Premises wholly untenantable, the rent shall cease until such time as the Premises shall become tenantable, unless such damage was caused directly or indirectly by Tenant or by any of Tenant's Agents, in which event the rent shall not abate or cease.  However, if the damage is so extensive that the Premises cannot be made tenantable within eight (8) months from the date of the fire or other casualty, as reasonably determined by Landlord within sixty (60) days of the date of casualty, either party shall have the right to terminate this Lease upon ten (10) days written notice to the other unless such damage was caused directly or indirectly by Tenant or by any of Tenant's Agents, in which event Tenant shall not be entitled to terminate this Lease. In the event that any question shall arise between Landlord and Tenant as to whether or not repairs shall have been made with reasonable dispatch, due allowance shall be made for any delays which may arise in connection with the adjustment of the fire insurance loss and for any delays arising out of what are commonly known as "labor troubles" or "material troubles" or from any other cause beyond Landlord's reasonable control. In any event, Landlord shall not be liable to the Tenant by reason of fire or other damage to the Building or the Premises, except for the gross negligence or willful misconduct of Landlord and in no event shall Landlord be liable to Tenant under this Lease notwithstanding any provision to the contrary under the Lease for loss of business or income. Tenant specifically acknowledges that it is not entitled and hereby waives and grants to Landlord any and all of its rights, title and/or interest that Tenant may have to any award for damages on account of the value of its leasehold interest (i.e., the value of the remaining term of this Lease), caused by such casualty. Notwithstanding anything to the contrary contained under this Article, Tenant agrees that Landlord shall not be liable to repair and/or replace any of Tenant’s (1) fixtures, inventory, personal property; or (2) improvements and/or alterations made by or on behalf of Tenant, and Tenant, in addition to any other insurance requirements hereunder, agrees to carry insurance for all such items and Tenant further agrees that after Landlord completes any required work of Landlord under this Article, that Tenant shall promptly proceed with reasonable diligence and at Tenant’s sole cost and expense to replace and/or rebuild the items referred to in this sentence to substantially the same condition prior to such casualty and to otherwise make the Leased Premises suitable for Tenant’s use.

XV - CONDEMNATION

If the Building in which the Premises are located, or any material part of the Industrial Center or Building (including parking) be condemned or taken under the right of eminent domain by any competent authority for public use or is taken by private purchase in lieu of condemnation, this Lease shall at the option of either party terminate upon thirty (30) days notice to other party (except Tenant shall not be entitled to terminate this Lease if Tenant is in default under this Lease) and rent shall be paid pro rata to such termination date without further liability or obligation of either party except the Landlord’s obligation to return the security deposit, unless Tenant is in default. Tenant shall have no right or claim to any part of the taking award, Tenant specifically waiving any and all of its rights, title and/or interest thereto, except that Tenant may make a claim against the condemning authority (but not against Landlord) for any Tenant property or equipment taken, moving costs, loss of profits and the unamortized value of any improvements made by Tenant, if such claim does not effect Landlord’s award or claim.

XVI - NO ABATEMENT

Except as provided herein, no diminution or abatement of rent, or other compensation, shall be allowed for damage or injury arising from an interruption in the supply of any service or in Landlord's performing any obligation on Landlord's part to be performed if the same be occasioned or caused by accident, casualty or cause beyond Landlord's reasonable control. Landlord shall not be required to furnish any of such "services" during any period wherein Tenant shall be in default in the payment of rent, after notice and the applicable cure period and otherwise subject to the terms of this Lease.

XVII - ABANDONMENT

In case Tenant shall abandon the Premises during the Term prior to the expiration of the Term of this Lease, Landlord shall have the right to enter the Premises after notice without instituting any proceeding either by force or otherwise without being liable for damages therefor, and to relet the same, or any part thereof, for the unexpired portion of the Term or longer and to collect the rent therefor, and to apply the rents so collected to the payment of rent and all other sums payable to Landlord. Tenant shall in such case remain responsible to Landlord for any and all deficiency, loss and damage suffered by Landlord, as provided in Article XIX.  For the purpose of this Article, the Premises shall be deemed to have been abandoned when Tenant shall have left the Premises and been away therefrom for at least thirty (30) consecutive days without prior written notice to Landlord of Tenant's intent to vacate and without securing the Premises to Landlord's reasonable satisfaction coupled with the nonpayment of Base Rent and/or additional rent.

XVIII - EVENT OF DEFAULT

18.1 The occurrence of any of the following, after notice (but only as specifically required under this Article) from Landlord and any opportunity to cure (but only as specifically provided for under this Article), shall constitute an event of default (an "Event of Default") hereunder:

18.1.1   Failure of Tenant to pay, within three (3) days of Tenant's receipt of written notice from Landlord thereof, any installment of rent, or additional rental hereunder or any other sum herein required to be paid by Tenant provided that Tenant is not in its 10 day grace period as outlined in Paragraph 3.3.herein.

18.1.2   [Intentionally omitted]

18.1.3 Abandonment (as defined in Article XVII) by Tenant of the Demised Premises during the Term of this Lease.

18.1.4  The voluntary filing of a petition by Tenant for adjudication as a bankrupt or insolvent, or for its reorganization or for the appointment of a receiver or trustee of  enant's property whether before or after commencement of the Term of this Lease; any reorganization or proceedings under the Federal Bankruptcy Law; any assignment by Tenant for the benefit of creditors or other "general assignment," as herein provided; or the taking possession of the property of Tenant by any governmental officer or agency pursuant to statutory authority for the dissolution or liquidation of Tenant, any of which under this Subparagraph 18.1.4 shall constitute an automatic default on the part of Tenant for which no notice shall be required.

18.1.5   In the event an involuntary petition is filed against Tenant for adjudication as a bankrupt or insolvent, or for its reorganization or for the appointment of a receiver or trustee of Tenant's property whether before of after commencement of the Term of this Lease; any reorganization or proceedings under the Federal Bankruptcy Law; and such petition, appointment, reorganization and/or proceeding is not discharged or vacated within thirty (30) days, shall constitute a default on the part of Tenant if no good faith effort has been made by Tenant to cure the default or if said default cannot be cured.

18.1.6  [Intentionally omitted]

18.1.7   Tenant's failure in performing any other term, covenant or condition of this Lease, which failure is not remedied within thirty (30) days after written notice of same from Landlord, shall constitute a default on the part of Tenant.

XIX - RIGHTS AND REMEDIES OF LANDLORD UPON DEFAULT BY TENANT

19.1 If the Tenant is in default as defined in Article XVIII after notice, if required, from Landlord as hereinabove provided, and after expiration of the applicable cure period, if any, then the Landlord, in addition to all rights and remedies granted under the laws of the State of Florida and/or under this Lease, shall have any or all of the following additional rights:

19.1.1   To re-enter and remove all persons and property from the Demised Premises, and any such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby.

19.1.2   Terminate the Lease and re-let the Premises for account of the Landlord or, within the sole discretion of Landlord, the Demised Premises may be re-let for the account of the Tenant. Landlord may re-let the Premises for the remainder of such unexpired period of this Lease or longer for any rental obtainable, making such usual or special repairs, alterations and doing such painting for any new tenant as it may in its sole discretion deem advisable. Tenant shall remain liable for the balance of the rent remaining due hereunder for the balance of the Lease and otherwise for all expenses (including but not limited to commissions payable to any real estate agent or broker) of Landlord in re-letting, re- entering, repossessing, altering, repairing and re-renting the Premises, less any excess rent collected.  Any suit brought by Landlord to enforce the collection of any deficiency shall not prejudice Landlord's right to enforce the collection of any further deficiency for a subsequent period.

19.2 If any part of the rent shall remain due and unpaid thirty (30) days after notice that the same is past due and payable, Landlord shall have the option of declaring the balance of rent for the remainder of the Term of this Lease to be immediately due and payable, and Landlord may then proceed immediately to collect the present value of the same, or terminate this Lease should Tenant fail to pay the balance of such rent due for the remainder of the Term with Tenant remaining liable for the balance of the rent due hereunder.  For purposes of this Paragraph, "balance" means the rent for the remainder of the Term plus, for each remaining year of the Term of this Lease and pro rata for any part of such year, the yearly average of the Tenant's Proportionate Share of Operating Expenses to be paid by the Tenant for the Term of this Lease.  For purposes of this Paragraph, "present value" shall be determined by discounting the amount of claimed rent for the remainder of the Term, using a discount rate equal to the Federal Reserve Bank of Miami, Florida, then existing at the time of default.

19.3 Tenant agrees to pay all costs and expenses of collection and reasonable attorney's fees on any part of said rental that may be collected by an attorney, whether suit is instituted or not; and further, in the event that Tenant fails to promptly and fully perform and comply with each and every condition and covenant hereunder and the matter is turned over to Landlord's attorney, Tenant shall pay Landlord a reasonable attorney's fee plus costs, where necessary, whether suit is instituted or not.

19.4 If Landlord fails to perform or observe any of Landlord's obligations hereunder on the part of Landlord to be performed for a period of thirty (30) days after written notice thereof from Tenant to Landlord specifying such failure, and if Landlord shall have failed to commence to cure within such thirty (30) day period, and thereafter, shall have failed to diligently and continuously proceed therewith to completion in full satisfaction of such breach, then, in addition to any other right or remedy which Tenant may have hereunder, or at law or in equity, Tenant shall have the right to terminate this Lease.

XX - ASSIGNMENT OR SUBLETTING OF TENANT'S INTEREST

Subject to the following sentences, Tenant shall not be permitted to assign or sublease the Premises in whole or in part or to sell, transfer or mortgage this Lease.  Provided Landlord consents in writing, which consent shall not be unreasonably withheld, Tenant shall have the right to assign this Lease or sublet the Demised Premises or any portion thereof.  Nothing in this Lease shall prohibit the assignment of this Lease or the subletting of the Demised Premises to any parent, subsidiary or affiliate company of Tenant.  Provided, however, notwithstanding anything to the contrary in the previous sentences, any such assignment or subletting shall require such assignee or subtenant to sign a counterpart of this Lease as if such assignee or subtenant were an original Tenant hereunder agreeing to be bound by all of the terms and provisions of this Lease and provided further that Tenant hereunder and each previous permitted assignee and subtenant shall remain liable under this Lease, as Tenant, and shall remain liable for complying with all provisions under this Lease.

If Tenant is a limited liability company, corporation or partnership, an assignment shall be deemed to have occurred (thus requiring Landlord’s consent),  if  any of the following occur: (i) if at any time during the Lease Term, more than fifty (50%) percent of the person or persons as of the date of this Lease who are members, shareholders or partners, as applicable, and managers thereof cease to  be members,  shareholders or partners,  as applicable,  and managers of said entity; or  (ii) if there is a change in control of Tenant. For purposes of this provision, the term “control” shall mean the possession (directly or indirectly) of the power to direct or cause  of direction of management and policies of Tenant either by ownership, membership, capital interest, stock interest and/or equity interest, or otherwise.

For the purposes of this Lease, the entering into of any management agreement or any agreement in the nature thereof transferring  control  or any  substantial  percentage  of  the profits and losses from business operations of Tenant in the Demised Premises to a person or entity other than Tenant, or otherwise having substantially the same effect,  shall  also  be treated for all purposes as an assignment of this Lease and shall be governed by the provisions of this Section XX.

XXI - COLLECTION OF RENT FROM OTHERS

If the Tenant's interest in this Lease be assigned, or if the Premises or any part thereof be sublet, Landlord may, after default by Tenant, collect rent from the assignee or sub-tenant and apply the net amount collected to the rent due from Tenant.  No such collection shall be deemed a waiver of the covenant herein against the sale, transfer, mortgage, assignment and subletting or a release of Tenant from the performance of the covenants herein contained. In the event of such default, Tenant hereby assigns the rent due from the sub-tenant or assignee to Landlord and hereby authorizes such sub-tenant or assignee to pay the rent directly to Landlord.

XXII - INSURANCE

22.1 Landlord shall at all times during the Term of this Lease, at its expense, maintain a policy or policies of insurance with premiums paid in advance issued by an insurance company qualified and licensed to do business in the State of Florida insuring the Demised Premises and Building against losses or damage by fire, explosion or other insurable hazard and contingencies (all within Landlord’s sole and absolute discretion) at such amount or amounts as Landlord shall determine (within Landlord’s sole and absolute discretion), provided nevertheless that Landlord shall not be obligated to insure any equipment, fixtures, goods or supplies owned by Tenant or any improvements to the Demised Premises which Tenant may construct and install on the Demised Premises. Furthermore, Landlord shall maintain and carry in full force and effect during the Term of this Lease comprehensive liability insurance with respect to the Demised Premises in an amount not less than One Million Dollars ($1,000,000.00). Tenant shall carry such other insurance with respect to Tenant's work in the Demised Premises (including any such subsequent alterations, additions or improvements) covering all of Tenant’s property, improvements and inventory as may be reasonably prescribed by Landlord and at such amounts (but in no event more than the full replacement costs) as may be prescribed by Landlord, including but not limited to 100% builder's risk insurance on a non-reporting form and workmen's compensation for the full amount required by law from and after the date of the commencement of such work.

22.2 Tenant agrees to carry a policy or policies of commercial general liability insurance, with premiums paid in advance and at its sole cost and expense, in the amount of One Million Dollars ($1,000,000.00) per occurrence for bodily injury, personal injury or death of persons occurring and contractual liability.

22.3 Tenant shall not stock, use or sell or permit or suffer to be stocked, used or sold any article or do anything in or about the Demised Premises which may be prohibited by or violate any insurance policies covering the Demised Premises or the rules and regulations of the Fire Insurance Rating Organization having jurisdiction or any similar body, or which will increase any insurance rates and premiums on the Demised Premises by reason of such use.  If as a result of any failure of Tenant, or anyone claiming by, through or under Tenant, to comply with the foregoing sentence of this Sub-Article, the insurance rates applicable to any policies of insurance covering the Demised Premises, shall be increased, Tenant agrees to pay the portion of the premiums for said insurance which shall be attributable to such higher rates. In determining whether any increase in such rates is the result of any of the acts or omissions of Tenant or anyone claiming by, through or under Tenant, a schedule or rule book issued by the applicable rating organization or the rating procedures or rules of the insurance companies that have increased their insurance as aforesaid shall be evidence of the several items and charges which make up the insurance rates and premiums on the Demised Premises.

22.4 Notwithstanding anything to the contrary contained under this Lease, Tenant hereby waives and releases all claims, liabilities and causes of action against Landlord and its agents, shareholders, officers, directors, servants or employees for loss or damage to, or destruction of, any of the improvements, fixtures, equipment, supplies, merchandise and other property, whether that of Tenant or of others, upon or about the Demised Premises resulting from fire, explosion or the other perils included in standard extended coverage insurance, whether caused by the negligence of Landlord or of Tenant or otherwise.  Tenant agrees immediately after the execution of this Lease to give written notice of the terms of the waiver contained in this Sub-Article

22.4, to its insurance company and to have such insurance policies properly endorsed to provide that the carriers of such policies waive all rights of recovery under subrogation or otherwise against Landlord.

22.5 Subject to the previous provisions of this Article 22, all insurance policies carried by Tenant shall: (i) name Landlord as an additional insured; (ii) be issued by an insurance company licensed to do business in the State of Florida and having at minimum an A rating under Bests Rating System; and (iii) provide that said insurance shall not and may not be canceled prior to scheduled expiration unless the insurance company endeavors to give Landlord at least thirty (30) days prior written notice of such early cancellation.  Said policy or policies, or certificates thereof shall be delivered to Landlord by Tenant upon taking possession by Tenant of the Premises and thereafter at the reasonable advance written request of Landlord.  All premiums with respect to all said policies shall be paid in advance and all such policies shall be approved by Landlord.

XXIII - RIGHT OF LANDLORD TO USE ENTRANCES, ETC., AND TO CHANGE SAME

23.1 Tenant shall permit Landlord to erect, use and maintain pipes and conduits in and through the Demised Premises.  Upon reasonable (i.e., at least 24 hours) notice except in the case of emergency, Landlord or its agents or designees shall have the right to enter the Demised Premises for the purpose of making such repairs or alterations as Landlord shall be required to provide, or shall have the right to make under the provisions of this Lease and, subject to the foregoing, shall also have the right to enter the Demised Premises for the purpose of inspecting them or exhibiting them to prospective purchasers or tenants of the Building or to prospective mortgagees or to prospective assignees of any such mortgagees.  Landlord shall be allowed to take all material into and upon the Demised Premises that may be reasonably required for the repairs or alterations above-mentioned. Landlord agrees that any such repairs or alterations shall be done in such manner as to not unreasonably interfere with the Tenant's use and enjoyment of the Demised Premises.

23.2 During the six (6) months prior to the expiration of the term of this Lease, including any extensions thereof, Landlord may exhibit the Demised Premises to prospective tenants at reasonable hours.

XXIV - EXAMINATION OF PREMISES AND NO ORAL REPRESENTATION

Subject to the provisions of Paragraph 4.2 above, the taking of possession of the Premises by Tenant shall be conclusive evidence that the Premises were in good and satisfactory condition at the time such possession was taken, that Landlord has completed any required Landlord work and shall constitute the acknowledgment that Tenant accepts the Premises as to their status and condition as aforesaid on the date of the commencement of the Term hereof. No representations, except those contained herein, have been made on the part of Landlord with respect to the order, repair or condition of the Premises or the Building.

XXV - SUBORDINATION, NONDISTURBANCE AND ATTORNMENT

25.1 Provided Tenant is not disturbed in its possession and enjoyment of the Premises so long as Tenant is not in default hereunder, Tenant agrees that upon request by Landlord it will subordinate its rights hereunder to the lien of any mortgage, ground lease or any other method of financing now or hereafter secured upon the land, the Industrial Center, the Building and/or the Premises and/or all the buildings now or hereafter built or to be built in the Industrial Center by Landlord and to any and to all advances made or to be made thereunder and to the interest thereon and to all renewals, replacements, consolidations and extensions thereof.

25.2 This Article is self-operative and no further instrument of subordination shall be required.  In confirmation of such subordination, Tenant shall promptly execute such further instruments as may be reasonably requested by the Landlord to evidence such subordination, and the failure of Tenant to comply with the foregoing shall constitute a default hereunder. Tenant, at the option of any mortgagee, agrees to attorn to such mortgagee in the event of a foreclosure sale or deed in lieu thereof subject to the terms hereof. Landlord agrees to use reasonable efforts to obtain a nondisturbance agreement from Landlord’s Lender with respect to Tenant.

25.3 The liability of the Landlord or its assigns under this Lease shall exist only so long as such person is the owner of the subject real estate, and such liability shall not continue or survive after transfer of ownership. Transfer shall not operate to release or affect any liability of Landlord to Tenant for claims, losses or liabilities arising prior to the date of transfer.

25.4 Tenant agrees in the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right: (i) until it has notified in writing the holder of such mortgage which at the time shall be a lien on the Premises of such act or omission; (ii) until, subject to the next Subparagraph 25.4 (iii), a reasonable period, not exceeding thirty (30) days for remedying such act or omission shall have elapsed following the giving of such notice to the holder; and (iii) such holder with reasonable diligence, shall not have so commenced and completed to remedy such act or omission or to cause the same to be remedied within the aforesaid thirty (30) day period unless such remedy cannot be completed within said thirty (30) days, in which event said thirty (30) days shall be extended during the period of time such holder exercises due diligence to effectuate said remedy to completion. If such mortgage is foreclosed, or if the Building is conveyed to the mortgagee or its designee in lieu of foreclosure, then upon request of the mortgagee, Tenant will attorn to the purchaser at any foreclosure sale thereunder or to the grantee of such conveyance, and Tenant will execute and deliver such instruments or agreements as may, in the reasonable judgment of such purchaser or grantee subject to the terms hereof, be necessary or appropriate to evidence such attornment.

XXVI - HOLDING OVER

If the Tenant retains possession of the Premises or any part thereof after the termination of the Term or any extension thereof, without the Landlord’s consent, by lapse of time, or otherwise, the Tenant shall pay the Landlord rent at double the rate of rent payable for the year immediately preceding said holdover for the time the Tenant thus remains in possession. The provisions of this paragraph do not waive the Landlord's rights of reentry subject to the terms hereof or any other right hereunder.  Any retention of the Premises after the termination of this Lease or any extension thereof shall be considered as a month to month holdover unless otherwise agreed to in writing by both parties.

XXVII - CERTIFICATE BY TENANT

Tenant shall deliver to Landlord or to its mortgagees, auditors, or prospective purchaser, or to the owner of the fee, when requested by Landlord from time to time, a certificate to the effect that this Lease is in full force and effect and that Landlord is not in default therein or stating specifically any exceptions thereto.  Failure to give such a certificate within thirty (30) days after Tenant's receipt of written request therefor, shall be a Tenant breach of this Lease.

XXVIII - REMEDIES CUMULATIVE

The various rights, remedies, powers and elections of Landlord reserved, expressed or contained in this Lease, are cumulative and no one of them shall be deemed to be exclusive to the others or of such other rights, remedies, powers, options or elections as are now, or may hereafter be, conferred upon Landlord by law.

XXIX - NO WAIVER OF PERFORMANCE

No waiver by either party of any provision hereof shall be deemed to have been made unless such waiver be in writing signed by either party.  The failure of either party to insist upon the strict performance of any of the covenants or conditions of this Lease, or to exercise any option herein conferred, shall not be construed as waiving or relinquishing for the future any such covenants, conditions or option, but the same shall continue and remain in full force and effect. No act of Landlord or its agent during the Term hereof shall be deemed an acceptance of a surrender of the said Premises unless made in writing and personally subscribed by Landlord or otherwise made in accordance with the terms hereof; neither shall the delivery of the keys to the Premises by Tenant to Landlord or its agents alone be deemed a surrender and acceptance thereof. No payment by Tenant of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the stipulated rent.

XXX - NOTICES

All notices shall be in writing.  Any notice by Landlord to Tenant shall be deemed to be duly given if sent by United States mail, registered or certified with return receipt requested and postage prepaid, addressed to Tenant as provided otherwise below except that any 3-day notice shall be deemed to be duly given if sent as aforesaid or posted at the Premises. Any notice by Tenant to Landlord shall be deemed duly given if sent by registered or certified mail with return receipt requested and postage prepaid to Landlord and also to the agent of Landlord charged with the renting and management of the Building, as specified below, and/or as provided otherwise below:

As to Landlord at:	MERRILL INDUSTRIAL CENTER, INC.
c/o Berger Commercial Realty Corp.
1600 SE 17th Street Causeway
Suite 200
Fort Lauderdale, FL 33316

With a copy to:	EVAN R. MARBIN, ESQUIRE
EVAN R. MARBIN & ASSOCIATES, P.A.
48 East Flagler Street
Penthouse 104
Miami, Florida 33131

As to Tenant:	RANDOM SOURCE, INC.
3400 SW 26th Terrace, A-8
Dania Beach, Florida 33312

Such notice addresses may be changed from time to time by either party, in writing to the other.

XXXI - SURRENDER AT EXPIRATION OF TERM

Subject to Article XI above, Tenant agrees, at the expiration of the Term, to quit and surrender the Premises hereby demised and everything belonging to or connected therewith in a good and orderly condition, reasonable wear and use and casualty alone excepted, and to remove, unless otherwise prohibited under other terms of this Lease, all signs, advertisements and rubbish from the Premises and/or the Building attributable to Tenant's use; and Tenant hereby expressly authorizes Landlord, as the agent of Tenant, to remove such rubbish and make such changes and repairs as may be reasonably necessary to restore the Premises to such condition at the expense of Tenant.

XXXII - RULES AND REGULATIONS

Tenant agrees to observe and comply with and Tenant agrees thatallofTenant’sAgentsandallpersonsvisitinginthe Premises will observe and comply with the rules and regulations as Landlord may from time to time deem necessary and prescribed in writing for the reputation, safety, care and cleanliness of the Building and the Industrial Center, and the preservation of good order therein and the comfort, quiet and convenience of other occupants of the Building and the Industrial Center, which rules and regulations shall be deemed terms and conditions of this Lease. The initial rules and regulations are attached hereto as Exhibit "B" to form a part hereof as if herein fully recited. Tenant acknowledges having reviewed and accepted same.

XXXIII- SECURITY DEPOSIT

Tenant has deposited the Security Deposit identified in Subparagraph 3.2 above with the Landlord upon execution of this Lease as security for the full and faithful performance and observance by Tenant of all of the terms, covenants and conditions in this Lease contained and on its part to be performed and observed.  If Tenant fails in the performance or observance of any of such terms, covenants and conditions, whether in the payment of rent or any other sums or charges due hereunder or otherwise, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any of the same or for the reimbursement to Landlord of any amount expended by Landlord in curing such failure, including, without limitation, any damages or deficiency in the reletting of the Demised Premises whether such damages or deficiency accrue before or after summary proceedings or other re-entry of the Demised Premises by Landlord after an Event of Default.   Promptly after such use, application or retention of any such sum by Landlord, Tenant shall pay to Landlord, as additional rent hereunder, an amount equal to the sum so used, applied or retained which shall be added to and become a part of the Security Deposit. To the fullest extent permitted by law, Landlord shall not be obligated to pay any interest on the Security Deposit and Landlord shall be permitted to so use the Security Deposit for any purpose Landlord desires, within its sole, absolute and unfettered discretion (including but not limited to investing any part or all of the Security Deposit for Landlord’s financial gain), and to commingle same with other funds of Landlord. Within sixty (60) days following the expiration or earlier termination of the Term hereof, Landlord shall return the Security Deposit or that portion thereof remaining after Landlord shall have applied so much thereof as shall be necessary to cure any  outstanding defaults of Tenant.  If Landlord shall sell or otherwise transfer the Industrial Center or any part thereof which shall include the Demised Premises, Landlord shall have the right to transfer the Security Deposit to the transferee thereof and such transfer shall constitute full and automatic release of the transferring party by Tenant from all liability for the return of the Security Deposit then and thereafter, and Tenant agrees in such event to look solely to such transferee or purchaser for the return of the Security Deposit.

XXXIV - MISCELLANEOUS

It is understood that any dimensions, sizes or square footage on working or renting plans or statements by Landlord or any Landlord agent are merely approximations and whether such plans are attached or are made part of this Lease or not, Landlord shall not be liable, and this Lease shall not be void or voidable and Tenant shall not be entitled to a reduction of any rent, including but not limited to Base Rent or CAM charges, because the actual square footage of the Premises differs from the amount described in Article I and/or whether or not attributable to exigencies arising during construction, alteration or preparation for Tenant's occupancy.  Transfer of ownership shall not operate to release or affect any liability of Landlord to Tenant for claims arising prior to the date of transfer.

XXXV - QUIET POSSESSION AND OTHER COVENANTS

Landlord covenants that if and so long as Tenant is not in default hereunder, Tenant shall quietly enjoy and shall not be disturbed in its possession of the Premises and shall have the non- exclusive right in common with Landlord and others present and future owners, tenants and their agents, employees, shippers, suppliers, customers, licensees and sub-tenants to use the Common Areas for its appropriate uses, throughout this Lease Term.

XXXVI - BROKERAGE

Each party warrants that it has had no dealings with any broker or agent other than with Berger Commercial Realty Corp. in connection with this Lease and each party covenants to pay, hold harmless and indemnify the other from and against any and all costs, expense or liability for any compensation, commissions and charges claimed by any other broker or agent with respect to this Lease or the negotiation thereof.

XXXVII - APPLICABLE LAW AND CONSTRUCTION

The laws of the State of Florida shall govern the validity, performance and enforcement of this Lease.  The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision.  All negotiations, considerations, representations and understandings between the parties are incorporated in this Lease.  The index preceding this Lease, if any, and the headings of the several articles and sections contained herein are for convenience only and do not define, limit or construe the contents of such articles or sections.

XXXVIII - LANDLORD'S WORK AND TENANT'S WORK

If Landlord or Tenant are improving the Demised Premises in any manner, all such improvements, the nature thereof and the manner of accomplishing same is described in Exhibit "C", to form a part hereof as if herein fully recited.

XXXIX - NON-RECORDATION

Subject to the last sentence of Paragraph 11.2 above, it is mutually agreed by and between Landlord and Tenant that Tenant shall not cause this Lease to be recorded among the Public Records of this, or any other County, State of Florida and in the event this Lease (or any memorandum thereof) is recorded among the Public Records without the prior written consent of Landlord which consent shall be given or not given within Landlord’s sole discretion, then same shall constitute an Event of Default on the part of Tenant.

XL - TIME IS OF THE ESSENCE

Time is of the essence in this Lease. Any references herein to a time period shall, in the computation thereof include Saturdays, Sundays and legal holidays and any time period provided for in this agreement which shall end on a Saturday, Sunday or legal holiday shall extend to 5 p.m. of the next full business day.

XLI- AUTHORITY OF SIGNATORY

The signatories to this Lease are each duly authorized to execute and deliver this Lease on behalf of the party for which he or she is executing the Lease. Upon the signing of this Lease, the Lease is and shall be binding upon such party for which signature is given.

XLII - ADDITIONAL CONSTRUCTION

In case any excavation shall be made for any new or additional building or improvements or for any other purpose including but not limited to the construction of any new parking facilities upon the land adjacentto ornearthePremises, Tenantwillafford to Landlord, or the person or persons, firms or corporations causing or making such excavation, and/or construction a license to enter upon the Premises upon reasonable (i.e., at least seven (7) days) notice for the purpose of doing such work as Landlord or such person or persons, firms or corporation shall deem to be reasonably necessary to preserve the walls or structures of the Building from damage, and toprotect the Building by proper securing of foundations. Insofar as Landlord shall have control over the same, all such work shall be done in a manner as will not unreasonably interfere with the operation of Tenant's business in the Premises. Tenant shall have no claim against Landlord and/or any third party if any of the foregoing changes obstructs or eliminates any views and or windows Tenant may have in the Premises.

XLIII - WAIVER OF SUBROGATION

Notwithstanding anything to the contrary contained under this Lease, Tenant hereby releases and relieves the Landlord, and waives its entire right of recovery against the Landlord for loss or damage arising out of or incident to the perils insured against, which perils occur in, on or about the Premises, whether due to the negligence of Landlord or its agents, employees, contractors and/or invitees.Tenant shall, upon obtaining the policies of insurance required here under, give notice to the insurance carrieror carriers that the foregoing waiver of subrogation is contained in the Lease.

XLIV. CONSTRUCTION OF LEASE

Tenant acknowledges that there shall be no doctrine, whether expressed or implied, with respect to this Lease, that any provision or the interpretation thereof be construed against the drafter.

XLV. ENVIRONMENTALLY HAZARDOUS MATERIAL INDEMNIFICATION

Landlord warrants that the Premises, at the commencement of the Lease, is free from any environmentally hazardous materials and that the Tenant will maintain the Premise as such. Landlord agrees to hold Tenant harmless from and against any and all claims, judgments, damages, penalties, fines, liabilities, suits and costs arising from environmentally hazardous materials being found on the Premises attributable to the period prior to Tenant’s occupancy.

XLVI.  COMPLIANCE WITH ENVIRONMENTAL LAWS.

Except as otherwise provided in Article XLV, Tenant at its sole cost and expense, shall strictly comply with any and all applicable federal, state and local environmental laws, rules, regulations, permits and orders (collectively, “Environmental Laws”) affecting the Premises and/or the business operation of Tenant conducted on the Premises, relating to generation, recycling, reuse, sale, storage, handling, transport, disposal, or presence of any "Hazardous Materials" or "Hazardous Substances" (as either term is defined in any applicable local, state or federal law) on the Premises where they are now in effect or as may be promulgated or amended from time to time. Tenant will not permit or allow the generation, release, manufacture, recycling, reuse, sale, storage, handling, transport, presence or disposal of any Hazardous Materials or Hazardous Substances on, in, under or from the Premises.  Tenant shall promptly notify Landlord and provide copies promptly following receipt of all complaints, claims, citations, demands, inquiries, reports or notices relating to the condition of the Premises or compliance with Environmental Laws. Tenant agrees that Landlord and Landlord's agents and independent contractors may enter and inspect the Premises at any time, and from time to time, to verify that Tenant's operations on the Premises do not violate any of the provisions of this Paragraph. In the event such investigations disclose that Tenant is in default under this Paragraph, Tenant shall, immediately upon demand, reimburse Landlord for all costs and expenses of such investigations; moreover, Landlord may, at its option, undertake such steps as it deems necessary to cure such default and to bring the Premises into compliance with the terms of this Paragraph, and Tenant shall, immediately upon demand, reimburse Landlord for all costs and expenses incurred in curing such default and bringing the Premises into compliance with the terms of this Paragraph. Except for causes not directly or indirectly attributable to the acts or negligence of Tenant or of any of Tenant’s Agents, Tenant hereby indemnifies, defends and holds Landlord and Landlord's agents harmless from and against any and all claims, demands, damages, losses, liens, liabilities, penalties, fines, lawsuits and other proceedings, costs, expenses (including, without limitation, reasonable attorneys fees and costs at trial and appellate levels), arising directly or indirectly from, or in any way connected with, the presence, or use, generation, treatment or storage on, under or about the Premises of any Hazardous Materials or Hazardous Substances, or the disposal or release of Hazardous Materials or Hazardous Substances under the Premises, the presence of any Hazardous Materials or Hazardous Substances off the Premises as a result of any use on the Premises, any violation of any Environmental Law, the cost of any necessary inspection, audit, clean-up or the detoxification of the Premises and the preparation and the implementation of any closure, remedial or other required plans, consent orders or licenses or any default by Tenant under this Paragraph.  The indemnification of this paragraph is the personal obligation of Tenant and shall survive the termination of this Lease.  Except as to any Hazardous Substances directly attributable to Landlord's acts, Landlord has no obligation to remove or otherwise clean any Hazardous Substances, and this Lease shall not be construed as creating any such obligations.

XLVII. DEFINITION OF ADDITIONAL RENT AND RENT.

Without limiting any other provisions of this Lease, it is expressly understood and agreed that CAM charges, utility charges, trash removal charges and all other charges which the Tenant is required to pay hereunder, together with all interest and penalties that may accrue thereon, shall be deemed to be additional (but not base) rent, and in the event of non-payment thereof by the Tenant, the Landlord shall have all of the rights and remedies with respect thereto as would accrue to the Landlord for non-payment of Base Rent. The term “rent” or “rental” or similar words as used in this Lease shall mean Base Rent, CAM charges, and all monies and sums due to Landlord as additional rent. Provided, however, sales tax shall not be deemed as additional rent hereunder.

XLVIII. AUTHORITY TO EXECUTE

Tenant acknowledges and represents that all proper action under relevant limited liability law has been complied with in connection with the execution of this Lease, that any party signing this Lease on behalf of Tenant has been granted authority to execute this Lease by all proper parties, and such person’s signature to this Lease shall be binding upon Tenant.

XLIX.  LANDLORD APPROVAL

Any consent or approval required or permitted of Landlord shall, unless otherwise specifically provided otherwise, mean that such consent or approval will not be unreasonably denied.

XLX.  RADON GAS

Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

XLXI. ENTIRE AGREEMENT

IT IS EXPRESSLY AGREED BY TENANT, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES; THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENT OR PROMISES PERTAINING TO THE SUBJECT MATTER OF THIS LEASE OR OF ANY EXPRESSLY MENTIONED EXTRINSIC DOCUMENTS THAT ARE NOT INCORPORATED IN WRITING IN THIS LEASE. ALL EXHIBITS TO THIS LEASE ARE ATTACHED HERETO AND INCORPORATED HEREIN BY THIS REFERENCE.

XLXII.  LIMITATION OF WARRANTIES

LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

XLXIII.  SUBMISSION OF LEASE

Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease.  This Lease is not effective until execution by and delivery to both Landlord and Tenant.

The remainder of this page is intentionally blank.

IN WITNESS WHEREOF, the respective parties have hereunto set their hands and seals and/or affixed their seals and caused these presents to be executed by their duly authorized officers the day and year first written above.

Signed, Sealed and Delivered in the Presence of:		"LANDLORD"
MERRILL INDUSTRIAL CENTER, INC., a Florida corporation

By:
(as to "LANDLORD")		Sherrie Marbin,

Attest:
(as to "LANDLORD")

[SEAL]

"TENANT"
RANDOM SOURCE, INC.,
a Florida corporation

By:
(as to "TENANT")
Name:

Attest:
(as to "TENANT")

[SEAL]

STATE OF FLORIDA	)
COUNTY OF DADE	)

The foregoing instrument was acknowledged before me this _________ day of April, 2011, by SHERRIE MARBIN of MERRILL INDUSTRIAL CENTER, INC., a Florida corporation, who is personally known to me or who has produced ______________ as identification.

Name:
NOTARY PUBLIC, State of Florida
Commission No.:

My Commission Expires:

STATE OF FLORIDA	)
COUNTY OF BROWARD	)

The foregoing instrument was acknowledged before me this ________ day of December, 20010, by ____________, ___________ of ______________, a Florida corporation, who is personally known to me or who has produced ____________ as identification.

Name:
NOTARY PUBLIC, State of Florida
Commission No.:

My Commission Expires:

EXHIBITS

EXHIBIT "A" - FLOOR PLANS
EXHIBIT "B" - RULES AND REGULATION
EXHIBIT "C" - LANDLORD'S AND TENANT'S WORK
EXHIBIT “D” – OPTION TO RENEW
SUPPLEMENT "1" - COMMENCEMENT DATE
DESIGNATION OF RESIDENT AGENT

EXHIBIT A - FLOOR PLAN

DIMENSIONS BASED ON 1/2" GYP. BD. ON 1x3 FURRING STRIPS TO BE ADDED TO EXPOSED TILT WALL
RECEPTION
OFFICE #3
approx 1,869 sq' office space
OFFICE #1
OFFICE #4
OFFICE #2
OFFICE #5
A/C warehouse space
856 sq'
LOUNGE
OFFICE #6
OFFICE #7
BATH
KIT.
REF.
220V.
R-11 INSULATION TO 4'-0" A.F.F.
WAREHOUSE
RAILING
LOADING
EXIST. OVERHEAD DOOR
EXIST. OVERHEAD DOOR

EXHIBIT B - RULES AND REGULATIONS

1.	Tenant, its officers, Agents, servants, shippers, suppliers, customers, and employees shall not block or obstruct any of the Common Areas of the Industrial Center or place, empty or throw any rubbish, litter, trash or material of any nature into such Common Areas, or permit such Common areas to be used at any time except for ingress and ingress of Tenant, its officers, Agents, servants, shippers, supplier employees, patrons, licensees, customers, visitors or invitees.

2.	No sign, door plaque, advertisement or notice shall be displayed, painted or affixed by Tenant or by any of Tenant’s Agents, in or on any part of the outside of the Building, the Premises or the Industrial Center without prior written consent (which may be unreasonably withheld) of Landlord and then only of such color, size, character, style and material and in such places as shall be approved and designated by Landlord.All signs shall comply with all applicable codes and laws. Signs on doors and entrances to Premises shall be placed thereon by a contractor designated by Landlord and paid for by Tenant.

3.	Landlord will not be responsible for lost or stolen property, equipment, money or any article taken from Demised Premises, Building or Common Areas.

4.	Neither Tenant nor any of Tenant’s Agents shall use the Premises for housing, lodging or sleeping purposes or for the cooking or preparation of food without prior written consent of Landlord.

5.	No additional locks shall be placed on any door in the Premises without the prior written consent of Landlord. Landlord may at all times keep a pass key to the Premises. All keys shall be returned to Landlord promptly upon termination of this Lease.

6.	All plate and other glass now in Premises which is broken shall be replaced by and at expense of Tenant under the direction of Landlord.

7.	Tenant shall give Landlord prompt notice of all accidents to or defects in air conditioning equipment, plumbing, electric facilities or any part of appurtenance of Premises, but shall be repaired by Tenant.

8.	The plumbing facilities shall not be used for any other purposes than that for which they are constructed, and no foreign substance of any kind shall be thrown therein; and the expense of any breakage, stoppage, or damage (whether or not causedby Tenant) resulting from a violation of these provisions shall be borne by Tenant.

9.	All contractors and/or technicians performing work for Tenant within the Premises shall be licensed and insured. This shall apply to all work including, but not limited to installation affecting floors, walls, windows, doors, ceilings, equipment or any other physical feature of the Premises. None of this work shall be done by Tenant without Landlord's prior written approval.

10.	Neither the Premises nor any part of the Industrial Center may be used for manufacturing purposes.

11.	Canvassing, soliciting and peddling in the Industrial Center is prohibited and each Tenant shall cooperate to prevent the same. In this respect, Tenant shall promptly report such activities to Landlord.

12.	Neither Tenant nor any of Tenant’s Agents shall go upon the roof of the Building without the prior written consent of the Landlord.

13.	Tenant shall provide, at its sole cost and expense, janitorial services to its Premises. Tenant shall provide adequate waste and rubbish receptacles.

14.	Tenant shall dispose of all garbage, crates and boxes in the trash bins, if any, located in the Common Areas. In the event Tenant must dispose of crates, boxes, etc., which will not fit into trash bins located in the Common Areas, it will be the responsibility of the Tenant to dispose of same. In no event shall Tenant set such items in the Common Areas, for disposal.

15.	Tenant will be responsible for any damage (including replacement of damaged items) to the office area located in the Demised Premises, including carpeting and flooring, as a result of: rust or corrosion of file cabinets, roller chairs, metal objects, or spills of any type of liquid.

16.	If the Premises becomes infested with vermin, Tenant, at its sole cost and expense, shall cause such area to be exterminated from time to time, to the satisfaction of the Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

17.	Tenant shall not install any antenna or aerial wires, or radio or television equipment, or any other type of equipment, outside of the Building, without Landlord's prior written consent, and such terms and conditions as may be specified by Landlord in each and every instance.

18.	Landlord shall have the right to prohibit any advertising by Tenant which in Landlord's opinion is harmful to the Industrial Center, its reputation or its desirability. Tenant shall discontinue such advertising immediately on written notification by Landlord.

19.	Landlord reserves the right to modify the foregoing rules and regulations, or any of them, and to make such other and further rules and regulations as in reasonable judgment may from time to time be needful for the reputation, safety, care andcleanliness of the Industrial Center, and for the preservation of good order therein, and any such other and further reasonable and nondiscriminatory rules and regulations shall be binding upon the parties hereto with the same force and effect as it they had been inserted at the time of the execution hereof.

EXHIBIT "C"

LANDLORD’S WORK

Landlord  shall  provide  Tenant  an  improvement  allowance  of $10,345.00 for the office portion of the Leased Premises for a single color paint, carpet and ceiling tiles in building standard materials (“Landlord’s Work”). Should Tenant elect do the Landlord’s Work, Landlord may reimburse Tenant for Landlord’s Work and any additional work performed by Tenant in the Leased Premises up to a total of $10,345.00 by a credit against rent due under this Lease after proof is submitted by Tenant that the work has been completed. All HVAC and mechanical components to be delivered in good working order at the commencement of the Lease.

Landlord shall repair any large holes in the demising walls in the warehouse area prior to delivery of the Leased Premises to Tenant.

EXHIBIT D
OPTION TO RENEW

Option to Renew:   Provided no Event of Default exists and Tenant is occupying the entire Leased Premises at the time of such election, Tenant may renew this Lease for two (2) additional periods of one (1) year at four percent annual increases above the previous year’s base rent, by delivering written notice of the exercise thereof to Landlord not earlier than six (6) months and not later than three (3) months before the expiration of the Term. If Tenant timely notifies Landlord of Tenant’s acceptance of its’ option to renew, then, on or before the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the Lease Term on the same terms provided in this Lease, except as follows:

(a) Tenant shall have no further renewal option unless expressly granted by Landlord in writing; and

(b)  Landlord shall lease to Tenant the Leased Premises in its then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other Tenant inducements.